                                                                     Exhibit 4.3












                                DEPOSIT AGREEMENT

                                      among

                                  ACE LIMITED,

                  MELLON INVESTOR SERVICES LLC, as Depositary,

                                       and

                        THE HOLDERS FROM TIME TO TIME OF
                    THE DEPOSITARY RECEIPTS DESCRIBED HEREIN

                                 (May 30, 2003)

                               TABLE OF CONTENTS

                                                                                                Page

ARTICLE I       DEFINITIONS ....................................................................  1

ARTICLE II      FORM OF RECEIPTS, DEPOSIT OF PREFERRED SHARES, EXECUTION AND
                DELIVERY, TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS .......................  3

  Section 2.01  Form and Transferability of Receipts ...........................................  3

  Section 2.02  Deposit of Preferred Shares; Execution and Delivery of Receipts
                in Respect Thereof .............................................................  5

  Section 2.03  Optional Redemption of Preferred Shares ........................................  6

  Section 2.04  Registration of Transfer of Receipts ...........................................  7

  Section 2.05  Split-ups and Combinations of Receipts .........................................  7

  Section 2.06  Surrender of Receipts and Withdrawal of Preferred Shares .......................  8

  Section 2.07  Limitations on Execution and Delivery, Transfer, Surrender and
                Exchange of Receipts ...........................................................  8

  Section 2.08  Lost Receipts, etc .............................................................  9

  Section 2.09  Cancellation and Destruction of Surrendered Receipts ...........................  9

ARTICLE III     CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE COMPANY .....................  9

  Section 3.01  Filing Proofs, Certificates and Other Information ..............................  9

  Section 3.02  Payment of Fees and Expenses ................................................... 10

  Section 3.03  Representation and Warranty as to Preferred Shares ............................. 10

  Section 3.04  Representation and Warranty as to Receipts and Depositary Shares ............... 10

ARTICLE IV      THE PREFERRED SHARES; NOTICES .................................................. 10

  Section 4.01  Cash Distributions ............................................................. 10

  Section 4.02  Distributions Other Than Cash, Rights, Preferences or Privileges ............... 11

  Section 4.03  Subscription Rights, Preferences or Privileges ................................. 11

  Section 4.04  Notice of Dividends; Fixing of Record Date for Holders of
                Receipts ....................................................................... 12

  Section 4.05  Voting Rights .................................................................. 12

  Section 4.06  Changes Affecting Preferred Shares and Reclassifications,
                Recapitalizations, etc ......................................................... 13

  Section 4.07  Inspection of Reports .......................................................... 14

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                Page
  Section 4.08  Lists of Receipt Holders ....................................................... 14

  Section 4.09  Tax and Regulatory Compliance .................................................. 14

  Section 4.10  Withholding .................................................................... 14

ARTICLE V       THE DEPOSITARY, THE DEPOSITARY'S AGENTS, THE REGISTRAR, THE
                TRANSFER AGENT AND THE COMPANY ................................................. 14

  Section 5.01  Maintenance of Offices, Agencies and Transfer Books by the
                Depositary; Registrar .......................................................... 15

  Section 5.02  Prevention of or Delay in Performance by the Depositary, the
                Depositary's Agents, the Registrar or the Company .............................. 15

  Section 5.03  Obligations of the Depositary, the Depositary's Agents, the
                Registrar, the Transfer Agent and the Company .................................. 16

  Section 5.04  Resignation and Removal of the Depositary; Appointment of
                Successor Depositary ........................................................... 18

  Section 5.05  Corporate Notices and Reports .................................................. 19

  Section 5.06  Indemnification by the Company ................................................. 19

  Section 5.07  Fees and Expenses .............................................................. 19

ARTICLE VI      AMENDMENT AND TERMINATION ...................................................... 20

  Section 6.01  Amendment ...................................................................... 20

  Section 6.02  Termination .................................................................... 20

ARTICLE VII     MISCELLANEOUS .................................................................. 21

  Section 7.01  Counterparts ................................................................... 21

  Section 7.02  Exclusive Benefit of Parties ................................................... 21

  Section 7.03  Invalidity of Provisions ....................................................... 21

  Section 7.04  Notices ........................................................................ 21

  Section 7.05  Depositary's Agents ............................................................ 22

  Section 7.06  Holders of Receipts Are Parties ................................................ 22

  Section 7.07  Governing Law .................................................................. 22

  Section 7.08  Inspection of Deposit Agreement ................................................ 22

  Section 7.09  Headings ....................................................................... 23

                                DEPOSIT AGREEMENT

     This DEPOSIT AGREEMENT, dated as of May 30, 2003, is entered into by and among ACE Limited, a Cayman Islands company (the "Company"), Mellon Investor Services LLC, a New Jersey limited liability company ("MIS"), as Depositary, and the holders from time to time of the Receipts (as hereinafter defined) issued hereunder.

     WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of 7.80% Cumulative Redeemable Preferred Shares, Series C, par value $1.00, of the Company ("Preferred Shares") with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts evidencing Depositary Shares (as hereinafter defined) representing a fractional interest in the Preferred Shares deposited; and

     WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

     NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

     The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms used in this Deposit Agreement and the
Receipts:

     "Affiliate" shall mean, with respect to any person or entity, any person or entity directly or indirectly controlling, controlled by, or under common control with, such other person or entity. For the purpose of this definition, "controlling," "controlled by" or "under common control with," mean the ownership, direct or indirect, of the power to direct or cause the direction of the operation or management and policies of a person or entity, whether through the ownership or control of voting interests, by contract or otherwise.

     "Articles of Association" shall mean the Amended and Restated Articles of Association of the Company, as amended and restated from time to time.

     "cash redemption date" shall have the meaning set forth in Section 2.03(a).

     "Company" shall have the meaning set forth in the preamble hereto.

     "Deposit Agreement" shall mean this Deposit Agreement, as amended or supplemented from time to time.

     "Depositary" shall mean MIS, and any successor Depositary hereunder.

     "Depositary Shares" shall mean a fractional interest of one-tenth of a Preferred Share deposited with the Depositary hereunder and the same proportionate interest in any and all other property received by the Depositary in respect to such Preferred Shares and held under this Deposit Agreement, all as evidenced by the Receipts issued hereunder. Subject to the terms of this Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, to all the rights, preferences and privileges of the Preferred Share represented by such Depositary Share, including the dividend, voting, redemption and liquidation rights contained in the Special Resolutions, and to the benefits of all obligations and duties of the Company in respect of the Preferred Shares under the Articles of Association and Memorandum of Association.

     "Depositary's Agent" shall mean an agent appointed by the Depositary pursuant to Section 7.05.

     "Depositary's Office" shall mean the office of the Depositary at which at any particular time its business in respect of matters governed by this Deposit Agreement shall be administered, which at the date hereof is located at 85 Challenger Road, Ridgefield Park, NJ 07660.

     "Dollars" or "$" shall mean U.S. dollars.

     "DTC" means The Depository Trust Company.

     "DTC Receipt" has the meaning set forth in Section 2.01(a).

     "Memorandum of Association" shall mean the Memorandum of Association of the Company, as amended and restated from time to time.

     "Preferred Shares" shall have the meaning set forth in the recitals hereto.

     "Receipt" shall mean a Depositary Receipt issued hereunder to evidence one or more Depositary Shares, whether in definitive or temporary form, substantially in the form set forth as Exhibit A hereto. If the context so requires, the term "Receipt" shall be deemed to include the DTC Receipt (as defined in Section 2.01(a) hereof).

     "record date" shall mean the date fixed pursuant to Section 4.04.

     "record holder" of "holder" as applied to a Receipt shall mean the person in whose name a Receipt is registered on the books of the Registrar maintained for such purpose.

     "Registrar" shall mean MIS, who is appointed to register ownership and transfers of Receipts, Depositary Shares and the deposited Preferred Shares, as the case may be, as herein provided.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Special Resolution" shall mean the resolutions adopted by the special committee of the Board of Directors of the Company in accordance with the Articles of Association and establishing the Preferred Shares as a series of preferred shares of the Company and evidencing the preferences and rights of such Preferred Shares.

     "Transfer Agent" shall mean MIS, who is appointed to serve as transfer agent for the Receipts, Depositary Shares and the deposited Preferred Shares, as the case may be, as herein provided.

                                   ARTICLE II

          Form of Receipts, Deposit of Preferred Shares, Execution and
            Delivery, Transfer, Surrender and Redemption of Receipts

     Section 2.01 Form and Transferability of Receipts. (a) The Company and the Depositary shall make application to DTC for acceptance of all or a portion of the Receipts for its book-entry settlement system. The Company hereby appoints the Depositary acting through any authorized officer thereof as its attorney-in-fact, with full power to delegate, for purposes of executing any agreements, certifications or other instruments or documents necessary or desirable in order to effect the acceptance of such Receipts for DTC eligibility. So long as the Receipts are eligible for book-entry settlement with DTC, unless otherwise required by law, all Depositary Shares to be traded on the New York Stock Exchange with book-entry settlement through DTC shall be represented by a single receipt (the "DTC Receipt"), which shall be deposited with DTC (or its designee) evidencing all such Depositary Shares and registered in the name of the nominee of DTC (initially expected to be Cede & Co.). The Depositary or such other entity as is agreed to by DTC may hold the DTC Receipt as custodian for DTC. Ownership of beneficial interests in the DTC Receipt shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) DTC or its nominee for such DTC Receipt, or (ii) institutions that have accounts with DTC.

     (b) Notwithstanding the foregoing, the DTC Receipt shall be exchangeable for definitive Receipts only if (i) DTC notifies the Company at any time that it is unwilling or unable to continue to make its book-entry settlement system available for the Receipts and a successor to DTC is not appointed by the Company within 90 days of the date the Company is so informed in writing, (ii) DTC notifies the Company at any time that it has ceased to be a clearing agency registered under applicable law and a successor to DTC is not appointed by the Company within 90 days of the date the Company is so informed in writing or
(iii) the Company executes and delivers to DTC, with a copy to the Depositary, a notice to the effect that such DTC Receipt shall be so exchangeable. The Company shall promptly forward to the Depositary any notice that it receives from DTC as described in the preceding sentence. If the beneficial owners of interests in Depositary Shares are entitled to exchange such interests for definitive Receipts as the result of an event described in clause (i), (ii) or (iii) of the preceding sentence, then without unnecessary delay but in any event not later than the earliest date on which such beneficial interests may be so exchanged, the Depositary shall provide written instructions to DTC to deliver to the Depositary for cancellation the DTC Receipt, and the Company shall instruct the Depositary to deliver to the beneficial owners of the Depositary Shares previously evidenced by the DTC Receipt definitive Receipts in physical form evidencing such Depositary Shares. Such definitive Receipts shall be in substantially the form annexed hereto as Exhibit A, with appropriate insertions, modifications and omissions, as hereafter provided.

     (c) The beneficial owners of Depositary Shares shall not, except as stated above with respect to Depositary Shares in book-entry form issued in exchange for the DTC Receipt, be entitled to receive Receipts in physical, certificated form as herein provided.

     (d) Definitive Receipts shall be engraved or printed or lithographed on steel-engraved borders by the Company and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. The DTC Receipt shall bear such legend or legends as may be required by DTC in order for it to accept the Depositary Shares for its book-entry settlement system. Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Company or any holder of Preferred Shares, as the case may be, delivered in compliance with Section 2.02, shall execute and deliver temporary Receipts, which may be printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Company may determine, as evidenced by a writing delivered to the Depositary. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the Depositary's Office or such offices, if any, as the Depositary may designate, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts; provided, the Depositary has been provided with all necessary information that it may request in order to execute and deliver such definitive Receipts. Such exchange shall be made at the Company's expense and without any charge to the holder. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the Preferred Shares, as definitive Receipts.

     (e) Receipts shall be executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary; provided, that if a Registrar (other than the Depositary) shall have been appointed then such Receipts shall also be countersigned by manual or facsimile signature of a duly authorized signatory of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed as provided in the preceding sentence. The Depositary or the Registrar, as applicable, shall record on its books each Receipt so executed as provided above and delivered as hereinafter provided. Receipts bearing the signature of anyone who was a duly authorized officer of the Depositary shall bind the Depositary, notwithstanding that such person has ceased to hold such office prior to the delivery of the Receipts.

     (f) Receipts shall be in denominations of any number of whole Depositary Shares and the Company shall provide the Depositary with a writing containing the calculations therefor. All Receipts shall be dated the date of their issuance.

     (g) Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Company or the Depositary or required to comply with any applicable law or regulation or with the rules and regulations of any securities exchange upon which the

Preferred Shares, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

     (h) Title to any Receipt (and the beneficial ownership of the Depositary Shares evidenced by such Receipt) that is properly endorsed or accompanied by a properly executed instrument of transfer or endorsement shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of a Receipt shall be registered on the books of the Depositary as provided in Section 2.04, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for all purposes, including for the purpose of determining the person entitled to (i) distribution of dividend or other distributions or (ii) any notice provided for in this Deposit Agreement.

     Section 2.02 Deposit of Preferred Shares; Execution and Delivery of Receipts in Respect Thereof. (a) Subject to the terms and conditions of this Deposit Agreement, the Company or any holder of Preferred Shares may from time to time deposit Preferred Shares under this Deposit Agreement by delivery to the Depositary of a certificate or certificates for the Preferred Shares to be deposited, accompanied by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, and together with a written order of the Company or such holder, as the case may be, directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for, and specifying, the number of whole Depositary Shares representing such deposited Preferred Shares. The Company hereby appoints the Depositary as the Registrar and Transfer Agent for the Preferred Shares deposited hereunder, and the Depositary hereby accepts such appointment and, as such, will reflect changes in the number of deposited Preferred Shares (including any fractional shares) held by it by notation, book-entry or other appropriate method.

     (b) If required by the Depositary, Preferred Shares presented for deposit by the Company at any time, whether or not the register of shareholders of the Company is closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, that will provide for the prompt transfer to the Depositary or its nominee of any dividend or any right to subscribe for additional Preferred Shares or to receive other property that any person in whose name the Preferred Shares is or has been registered may thereafter receive upon or in respect of such deposited Preferred Shares, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

     (c) Upon receipt by the Depositary of a certificate or certificates for Preferred Shares deposited in accordance with the provisions of this Section 2.02, together with the other documents specified above, and upon proper registration of the Preferred Shares on the books of the Company in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to, or upon the order of, the person or persons in the written order delivered to the Depositary referred to in Section 2.02(a), a Receipt or Receipts for the number of whole Depositary Shares representing the Preferred Shares so deposited and registered in such name or as may be requested by such person or persons. The

Depositary shall execute and deliver such Receipt or Receipts at the Depositary's Office or such other offices, if any, as the Depositary may designate, except that, at the request, risk and expense of any person requesting such delivery, such delivery may be made at such other place as may be designated by such person.

     (d) Other than in the case of splits, combinations or other reclassifications affecting the Preferred Shares, or in the case of dividends or other distributions of Preferred Shares, if any, there shall be deposited hereunder not more than the number of Preferred Shares as set forth in the Special Resolutions or the Memorandum of Association. The Depositary shall have no duty or obligation to monitor the number of Preferred Shares to be deposited for purposes of this Section 2.02(d).

     (e) The Company shall deliver to the Depositary from time to time such quantities of Receipts as shall be necessary to enable the Depositary to perform its obligations under this Deposit Agreement.

     Section 2.03 Optional Redemption of Preferred Shares. (a) Whenever the Company shall elect to redeem deposited Preferred Shares for cash in accordance with the provisions of the Special Resolutions, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 60 days' prior written notice of the date of such proposed redemption and of the number of such Preferred Shares held by the Depositary to be so redeemed and the applicable redemption price, determined pursuant to the Special Resolution, including the amount, if any, of accrued and unpaid dividends to the date of such redemption. The Depositary shall mail, first-class postage prepaid, notice of the redemption of Preferred Shares and the proposed simultaneous redemption of the Depositary Shares representing the Preferred Shares to be redeemed, not less than 30 and not more than 60 days prior to the date fixed for redemption of such Preferred Shares and Depositary Shares (the "cash redemption date"), to the holders of record on the record date fixed for such redemption pursuant to
Section 4.04 of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as the same appear on the records of the Depositary; but neither failure to mail any such notice to one or more such holders nor any defect in any such notice shall affect the sufficiency of the proceedings for redemption as to other holders. The Company shall provide the Depositary with such notice, and each such notice shall state: the cash redemption date; the cash redemption price; the number of deposited Preferred Shares and Depositary Shares to be redeemed; if fewer than all the Depositary Shares held by any holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; the place or places where Receipts evidencing Depositary Shares to be redeemed are to be surrendered for payment of the cash redemption price; and that from and after the cash redemption date dividends in respect of the Preferred Shares represented by the Depositary Shares to be redeemed will cease to accrue. If fewer than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed shall be selected by lot or pro rata (as nearly as may be practicable without creating fractional Depositary Shares) or by any other equitable method determined by the Company (as set forth in a writing given to the Depositary). The Company shall also cause notice of redemption to be published in a newspaper of general circulation in the City of New York at least once a week for two successive weeks commencing not less than 30 days nor more than 60 days prior to the cash redemption date. On any cash redemption date, upon the written request of the Company, the Depositary shall surrender the certificate or certificates held by the Depositary evidencing the number of shares of Preferred Shares to be redeemed in the manner specified in the notice of redemption provided by the Company pursuant to the Special Resolutions.

     (b) In the event that notice of redemption has been made as described in
Section 2.03(a) and the Company shall then have paid in full to the Depositary the cash redemption price determined pursuant to the Special Resolutions for the Preferred Shares deposited with the Depositary to be redeemed (including any accrued and unpaid dividends to the date of redemption), the Depositary shall redeem the number of Depositary Shares representing such Preferred Shares so called for redemption by the Company and from and after the cash redemption date (unless the Company shall have failed to redeem the Preferred Shares to be redeemed by it as set forth in the Company's notice provided for in Section 2.03(a)), all dividends in respect of the Preferred Shares called for redemption shall cease to accrue, the Depositary Shares called for redemption shall be deemed no longer to be outstanding and all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the cash redemption price and any money or other property to which holders of such Receipts were entitled upon such redemption) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer), such Depositary Shares shall be redeemed at a cash redemption price determined pursuant to the Special Resolutions per Depositary Share plus any other money and other property payable in respect of such Preferred Shares. The foregoing shall be further subject to the terms and conditions of the Special Resolutions.

     (c) If fewer than all the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with payment of the cash redemption price for, and all other amounts payable in respect of, the Depositary Shares called for redemption, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

     Section 2.04 Registration of Transfer of Receipts. The Company hereby appoints the Depositary as the Registrar and Transfer Agent for the Receipts, and the Depositary hereby accepts such appointment and, as such, shall register on its books from time to time transfers of Receipts upon any surrender thereof by the holder, in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, together with evidence of the payment of any applicable taxes or governmental charges as may be required by law. Upon such surrender, the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the person entitled thereto.

     Section 2.05 Split-ups and Combinations of Receipts. Upon surrender of a Receipt or Receipts at the Depositary's Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denominations requested, evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

     Section 2.06 Surrender of Receipts and Withdrawal of Preferred Shares. (a) Any holder of a Receipt or Receipts may withdraw any or all of the deposited Preferred Shares represented by the Depositary Shares evidenced by such Receipt or Receipts and all money and other property, if any, represented by such Depositary Shares by surrendering such Receipt or Receipts at the Depositary's Office or at such other office as the Depositary may designate for such withdrawals, provided that a holder of a Receipt or Receipts may not withdraw such Preferred Shares (or money and other property, if any, represented thereby) which have previously been called for redemption. After such surrender and upon written instructions from the holder of such Receipt or Receipts, without unreasonable delay (provided that the Company has provided the Depositary with all necessary documentation and a sufficient amount of cash), the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole Preferred Shares and all such money and other property, if any, represented by the Depositary Shares evidenced by the Receipt or Receipts so surrendered for withdrawal. Holders of such whole Preferred Shares will not thereafter be entitled to deposit such Preferred Shares hereunder or to receive Depositary Shares therefor. If the Receipt or Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole deposited Preferred Shares to be withdrawn, the Depositary shall at the same time, in addition to such number of whole deposited Preferred Shares and such money and other property, if any, to be withdrawn, deliver to such holder upon the holder's written order, a new Receipt or Receipts evidencing such excess number of Depositary Shares. In no event will fractional Preferred Shares be delivered upon surrender of Receipts. Delivery of such Preferred Shares and such money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by proper instruments of transfer.

     (b) If the deposited Preferred Shares and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Preferred Shares, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such Preferred Shares be properly endorsed in blank or accompanied by a properly executed instrument of transfer or endorsement in blank and that the signature on such instrument of transfer be guaranteed by an eligible guarantor institution pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.

     (c) Delivery of the Preferred Shares and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary at the Depositary's Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designed by such holder.

     Section 2.07 Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts. (a) As a condition precedent to the execution and delivery, transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary's Agents or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to the Preferred Shares being deposited or withdrawn); (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature (or the authority of any signature); and (iii) compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement as may be required by any securities exchange upon which the deposited Preferred Shares, the Depositary Shares or the Receipts may be included for quotation or listed.

     (b) The deposit of Preferred Shares may be refused, the delivery of Receipts against Preferred Shares may be suspended, the transfer of Receipts may be refused and the transfer, split-up, combination, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of shareholders of the Company is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Deposit Agreement.

     Section 2.08 Lost Receipts, etc. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, provided that the holder thereof provides the Depositary with
(a) evidence reasonably satisfactory to the Depositary of such destruction, loss or theft of such Receipt, of the authenticity thereof and of his or her ownership thereof, including, without limitation, an affidavit of loss, (b) indemnification satisfactory to the Depositary and the Company, including, without limitation, a bond of indemnity and (c) payment of any expense (including fees, charges and expenses of the Depositary and its agents and counsel) in connection with such execution and delivery.

     Section 2.09 Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary or any Depositary's Agent shall be canceled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy all Receipts so canceled.

                                  ARTICLE III

           Certain Obligations of Holders of Receipts and the Company

     Section 3.01 Filing Proofs, Certificates and Other Information. Any holder of a Receipt may be required from time to time to file such proof of residence or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold the delivery, delay the transfer, redemption or exchange, of any Receipt or the withdrawal of the Preferred Shares represented by the Depositary Shares evidenced by any Receipt, the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof, until such proof or other information is filed, or such certificates are executed or such representations and warranties are made.

     Section 3.02 Payment of Fees and Expenses. Holders of Receipts shall be obligated to make payments to the Depositary of certain fees and expenses, as provided in Section 5.07. Transfer of any Receipt or any withdrawal of Preferred Shares and all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld or any part of or all the Preferred Shares or other property represented by the Depositary Shares evidenced by such Receipt and not theretofor sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such fees or expenses, the holder of such Receipt remaining liable for any deficiency.

     Section 3.03 Representation and Warranty as to Preferred Shares. The Company hereby represents and warrants that the Preferred Shares, when issued, will be validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of the Preferred Shares and the issuance of Receipts.

     Section 3.04 Representation and Warranty as to Receipts and Depositary Shares. The Company hereby represents and warrants that the Receipts, when issued, will evidence legal and valid interests in the Depositary Shares and each Depositary Share will represent a legal and valid one-tenth interest in a deposited Preferred Share. Such representation and warranty shall survive the deposit of the Preferred Shares and the issuance of Receipts evidencing the Depositary Shares.

                                   ARTICLE IV

                          The Preferred Shares; Notices

     Section 4.01 Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on the Preferred Shares, the Depositary shall, upon written instructions from the Company and subject to Sections 3.01 and 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts, as determined by the Company, of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of the Preferred Shares an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be and in accordance with the Company's instructions, such amount as can be distributed without attributing to any holder of Receipts a fraction of one cent by rounding the amount of any distribution to the record holder of Receipts to the nearest whole cent; provided, however, that in the event the Depositary requires an additional amount in connection with such rounding to avoid the distribution of a fraction of one cent to any holder, the Depositary shall notify the Company of the amount necessary and the Company shall promptly deliver such amount to the Depositary.

     Section 4.02 Distributions Other Than Cash, Rights, Preferences or Privileges. Whenever the Depositary shall receive any distribution other than cash on the deposited Preferred Shares, the Depositary shall, subject to Sections 3.01 and 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts, as determined by the Company and set forth in a writing, of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders. If the Company determines such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes), or the Company determines such distribution not to be feasible, then the Company shall adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property received by the Depositary, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts as provided by Section 4.01 in the case of a distribution received in cash. The Company shall not make any distribution of such securities unless the Company shall have provided an opinion of counsel to the Depositary stating that such securities have been registered under the Securities Act or that registration is not required. The Company shall advise the Depositary in writing of the nature of any property, and if the Depositary in its judgment determines that it may incur liability by reason of being deemed an owner thereof, the Depositary shall have the right to refuse such property, but the Depositary shall assist the Company in determining an appropriate means of distributing such property.

     Section 4.03 Subscription Rights, Preferences or Privileges. (a) If the Company shall at any time offer or cause to be offered to the persons in whose names deposited Preferred Shares are recorded on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts in such manner as the Company shall instruct in writing, either by the issue to such record holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Company in its discretion; provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Company determines that it is not lawful or not feasible to make such rights, preferences or privileges available to holders of Receipts by the issue of warrants or otherwise or (ii) if and to the extent so instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, then the Depositary, if so instructed by Company in writing, and if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02, upon written notice to the Depositary, be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash. The Company shall not make any distribution of any such rights, preferences or privileges unless the Company shall have provided to the Depositary an opinion of counsel stating that the distribution of such rights, preferences or privileges have been registered under the Securities Act or that registration is not required.

     (b) If, in order for holders of Receipts to be offered or sold the securities to which any rights, preferences or privileges relate, registration under the Securities Act of the securities to which such rights, preferences or privileges relate is required, the Company agrees that it will promptly file a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its reasonable best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges, and the Company shall so notify the Depositary in writing when such registration statement becomes effective. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such a registration statement shall have become effective or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act and the Company shall have provided to the Depositary an opinion of counsel to such effect.

     (c) If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company will use its reasonable best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

     Section 4.04 Notice of Dividends; Fixing of Record Date for Holders of Receipts. Whenever any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered, with respect to the deposited Preferred Shares, or whenever the Depositary shall receive written notice of (a) any meeting at which holders of such Preferred Shares are entitled to vote or of which holders of such Preferred Shares are entitled to notice or
(b) any election on the part of the Company to redeem any such Preferred Shares, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Preferred Shares) for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or the determination of which Depositary Shares are to be so redeemed.

     Section 4.05 Voting Rights. Upon receipt of written notice of any meeting at which the holders of deposited Preferred Shares are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice to be provided by the Company and which shall contain (a) such information as is contained in such notice of meeting, (b) a statement that the holders of Receipts at the close of business on a specified record date fixed pursuant to Section 4.04 will be entitled, subject to any applicable law, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Shares represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company) and (c) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of Receipts on such record date, the Depositary shall vote or cause to be voted the amount of Preferred Shares represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. To the extent any such instructions request the voting of a fractional interest of a share of deposited Preferred Shares, the Depositary shall aggregate such interest with all other fractional interests resulting from requests with the same voting instructions and shall vote the number of whole votes resulting from such aggregation in accordance with the instructions received in such requests. Each Preferred Share is entitled to one vote on all matters as to which the Preferred Shares vote and, accordingly, each Depositary Share is entitled to one-tenth of a vote on such matters. The Company hereby agrees to take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such Preferred Shares or cause such Preferred Shares to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting to the extent of the Preferred Shares represented by the Depositary Shares evidenced by such Receipt. The Depositary shall not be required to exercise discretion in voting any Preferred Shares represented by the Depositary Shares evidenced by such Receipt.

     Section 4.06 Changes Affecting Preferred Shares and Reclassifications, Recapitalizations, etc. Upon any change in par or stated value, split-up, combination or any other reclassification of the Preferred Shares, or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party or sale of all or substantially all of the Company's assets, the Depositary shall, upon the written instructions of the Company, (a) make such adjustments as are certified by the Company in (i) the fraction of an interest represented by one Depositary Share in one Preferred Share and (ii) the ratio of the redemption price per Depositary Share to the redemption price of a Preferred Share, in each case as may be necessary to fully reflect the effects of such change in par or stated value, split-up, combination or other reclassification, or of such recapitalization, reorganization, merger, amalgamation, consolidation or sale and (b) treat any shares or other securities or property (including cash) that shall be received by the Depositary in exchange for or upon conversion of or in respect of the Preferred Shares as new deposited property under this Deposit Agreement, and Receipts then outstanding shall thereafter represent the proportionate interests of holders thereof in the new deposited property so received in exchange for or upon conversion or in respect of such Preferred Shares. In any such case the Depositary shall, upon the written instructions of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited property. Anything to the contrary herein notwithstanding, holders of Receipts shall have the right from and after the effective date of any such change in par or stated value, split-up, combination or other reclassification of the Preferred Shares or any such recapitalization, reorganization, merger, amalgamation or consolidation or sale of substantially all the assets of the Company to surrender such Receipts to the Depositary with written instructions to convert, exchange or surrender the Preferred Shares represented thereby only into or for, as the case may be, the kind and amount of Preferred Shares and other securities and property and cash into which the Preferred Shares evidenced by such Receipts might have been converted or for which such Preferred Shares might have been exchanged or surrendered immediately prior to the effective date of such transaction. The Company shall cause an effective provision to be made in the corporate charter of the resulting or surviving corporation (if other than the Company) for protection of such rights as may be applicable upon exchange of the deposited Preferred Shares for securities or property or cash of the surviving corporation in connection with the transactions set forth above. The Company shall cause any such surviving corporation (if other than the Company) expressly to assume the obligations of the Company hereunder.

     Section 4.07 Inspection of Reports. The Depositary shall make available for inspection by holders of Receipts at the Depositary's Office and at such other places as it may from time to time deem advisable during normal business hours, any reports and communications received from the Company that are both received by the Depositary as the holder of the Preferred Shares and made generally available to the holders of the Preferred Shares. In addition, the Depositary shall transmit certain notices and reports to the holders of Receipts as provided in Section 5.05.

     Section 4.08 Lists of Receipt Holders. Promptly upon written request from time to time by the Company, the Depositary shall furnish to the Company a list, as of a recent date specified by the Company, of the names, addresses and holdings of Depositary Shares of all persons in whose names Receipts are registered on the books of the Depositary.

     Section 4.09 Tax and Regulatory Compliance. The Depositary shall be responsible for (a) preparation and mailing of 1099 forms for all open and closed accounts, (b) foreign tax withholding, (c) withholding 31% (or any withholding as may be required at the then applicable rate) of dividends from holders of Receipts subject to back-up withholding, (d) mailing W-9 forms to new holders of Receipts without a certified taxpayer identification number, (e) processing certified W-9 forms, (f) preparation and filing of state information returns and (g) escheatment services.

     Section 4.10 Withholding. Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution in property is subject to any tax that the Depositary is obligated by law to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the holders of Receipts entitled thereto in proportion to the number of Depositary Shares held by them, respectively.

                                   ARTICLE V

 The Depositary, the Depositary's Agents, the Registrar, the Transfer Agent
                                 and the Company

     For purposes of Article V herein, "Depositary" shall also mean Registrar and/or Transfer Agent, as the case may be.

     Section 5.01 Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar. (a) The Depositary shall maintain at the Depositary's Office facilities for the execution and delivery, transfer, surrender and exchange, split-up, combination and redemption of Receipts and for the deposit and withdrawal of Preferred Shares and at the offices of the Depositary's Agents, if any, facilities for the delivery, transfer, surrender and exchange, split-up, combination and redemption of Receipts and for the deposit and withdrawal of Preferred Shares, all in accordance with the provisions of this Deposit Agreement.

     (b) The Depositary shall keep books at the Depositary's Office for the registration and transfer of Receipts, which books at all reasonable times during normal business hours shall be open for inspection by the record holders of Receipts as provided by applicable law; provided, that any such holder requesting to exercise such right shall certify to the Depositary that such inspection shall be for a proper purpose reasonably related to such person's interest as an owner of Depositary Shares evidenced by the Receipts. The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

     (c) If the Receipts or the Depositary Shares evidenced thereby or the Preferred Shares represented by such Depositary Shares shall be listed on the New York Stock Exchange, the Depositary may, with the written approval of the Company, appoint a Registrar (acceptable to the Company) for registration of such Receipts or Depositary Shares in accordance with any requirements of such exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of such exchange) may be removed and a substitute registrar appointed by the Depositary upon the written request or with the written approval of the Company. If the Receipts, such Depositary Shares or such Preferred Shares are listed on one or more other stock exchanges, the Depositary will, at the written request and expense of the Company, arrange such facilities for the delivery, registration, transfer, surrender, redemption and exchange of such Receipts, such Depositary Shares or such Preferred Shares as may be required by law or applicable stock exchange regulations.

      Section 5.02 Prevention of or Delay in Performance by the Depositary, the Depositary's Agents, the Registrar or the Company. Neither the Depositary, any Depositary's Agent, any Registrar nor the Company shall incur any liability to any holder of any Receipt or any beneficial owner, if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Company, the Depositary, the Depositary's Agent or any Registrar, by reason of any provision, present or future, of the Company's Articles of Association (including the Special Resolution adopted in accordance thereto) or Memorandum of Association or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, any Depositary's Agent, any Registrar or the Company shall be prevented or forbidden from, or subject to any penalty on account of, doing or performing any act or thing that the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any Registrar or the Company incur any liability to any holder of a Receipt or any beneficial owner (a) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of this Deposit Agreement provide shall or may be done or performed, or (b) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

      Section 5.03 Obligations of the Depositary, the Depositary's Agents, the Registrar, the Transfer Agent and the Company. (a) Neither the Depositary, any Depositary's Agent, any Registrar, any Transfer Agent nor the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement or any Receipt to holders of Receipts or beneficial owners other than from acts or omissions arising out of conduct constituting bad faith, gross negligence or willful misconduct in the performance of such duties (each as finally determined by a court of competent jurisdiction) as are specifically set forth in this Deposit Agreement. Any liability of the Depositary, any Depositary's Agent, any Transfer Agent and any Registrar shall be limited to the amount of fees paid by the Company hereunder and under no circumstances shall the Depositary, any Depositary's Agent and any Registrar be liable for any special, punitive, indirect, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if they have been advised of the likelihood of such loss or damage and regardless of the form of action.

     (b) Neither the Depositary, any Depositary's Agent, any Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Preferred Shares, the Depositary Shares or the Receipts that in its opinion may involve it in expense or liability, unless indemnity reasonably satisfactory to it against all expense and liability be furnished as often as may be required.

     (c) Neither the Depositary, any Depositary's Agent, any Registrar nor the Company shall be liable for any action or any failure to act by it in reliance upon the advice of legal counsel or accountants, or information provided by any person presenting Preferred Shares for deposit, any holder of a Receipt or any other person believed by it to be competent to give such information. The Depositary, any Depositary's Agent, any Registrar and the Company may each rely and shall each be authorized and protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

     (d) In the event the Depositary shall receive conflicting claims, requests or instructions from any holders of Receipts, on the one hand, and the Company, on the other hand, the Depositary shall be entitled to act on such claims, requests or instructions received from the Company and shall be entitled to the full indemnification set forth in Section 5.06 hereof in connection with any action so taken. In the event the Depositary believes any ambiguity or uncertainty exists in any notice, instruction, direction, request or other communication, paper or document received by the Depositary from the Company pursuant hereto, the Depositary will promptly notify the Company of the details of such alleged ambiguity or uncertainty, and may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to any person for refraining from taking such action, absent gross negligence or willful misconduct (each as finally determined by court of competent jurisdiction), unless the Depositary receives written instructions with respect to such matter signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of the Depositary.

     (e) The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the Preferred Shares or for the manner or effect of any such vote made, as long as any such action or non-action does not result from bad faith, gross negligence or willful misconduct of the Depositary (each as finally determined by a court of competent jurisdiction). The Depositary undertakes, and any Registrar and Transfer Agent shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement or imposed upon the Depositary or any Registrar.

     (f) The Depositary shall have no liability to the Company under this Deposit Agreement other than from acts or omissions by the Depositary or its agents arising out of conduct constituting bad faith, gross negligence or willful misconduct (each as finally determined by a court of competent jurisdiction).

     (g) The Depositary, its parent, affiliates, or subsidiaries, any Depositary's Agent, and any Registrar or Transfer Agent may own, buy, sell or deal in any class of securities of the Company and its affiliates and in Receipts or Depositary Shares or become pecuniarily interested in any transaction in which the Company or its affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if it were not the Depositary or the Depositary's Agent hereunder. The Depositary or its affiliates may also act as transfer agent or registrar of any of the securities of the Company and its affiliates or act in any other capacity for the Company or its affiliates.

     (h) It is intended that neither the Depositary nor any Depositary's Agent shall be deemed to be an "issuer" of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary and any Depositary's Agent are acting only in a ministerial capacity as Depositary for the deposited Preferred Shares; provided, however, that the Depositary agrees to comply with all information reporting and withholding requirements applicable to it under law or this Deposit Agreement in its capacity as Depositary.

     (i) Neither the Depositary (or its officers, directors, employees or agents) nor any Depositary's Agent makes any representation or has any responsibility as to the validity of any registration statement pursuant to which the Depositary Shares may be registered under the Securities Act, the deposited Preferred Shares, the Depositary Shares, the Receipts (except its countersignature thereon) or any instruments referred to therein or herein, or as to the correctness of any statement made in any such registration statement or herein.

     (j) The Company agrees that it will register the issuance of the Preferred Shares and the Depositary Shares to the extent required by the Securities Act.

     (k) The Depositary hereunder:

          (i) shall have no duties or obligations other than those specifically set forth herein (and no implied duties or obligations), or as may subsequently be agreed to in writing by the parties;

          (ii) shall have no obligation to make payment hereunder unless the Company shall have provided the necessary federal or other immediately available funds or securities or property, as the case may be, to pay in full amounts due and payable with respect thereto;

          (iii) shall not be obligated to take any legal or other action hereunder; if, however, the Depositary determines to take any legal or other action hereunder, and, where the taking of such action might in the Depositary's judgment subject or expose it to any expense or liability, the Depositary shall not be required to act unless it shall have been furnished with an indemnity satisfactory to it;

          (iv) may rely on and shall be authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, telegram, telex, facsimile transmission or other document or security delivered to the Depositary and believed by the Depositary to be genuine and to have been signed by the proper party or parties, and shall have no responsibility for determining the accuracy thereof;

          (v) may rely on and shall be authorized and protected in acting or failing to act upon the written, telephonic, electronic and oral instructions, with respect to any matter relating to the Depositary's actions as depositary covered by this Deposit Agreement (or supplementing or qualifying any such actions) of officers of the Company;

          (vi) may consult counsel satisfactory to it, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Depositary hereunder in accordance with the advice of such counsel;

          (vii) shall not be called upon at any time to advise any person with respect to the Preferred Shares or Receipts;

          (viii) shall not be liable or responsible for any recital or statement contained in any documents relating hereto or the Preferred Shares or Receipts; and

          (ix) shall not be liable in any respect on account of the identity, authority or rights of the parties (other than with respect to the Depositary) executing or delivering or purporting to execute or deliver this Deposit Agreement or any documents or papers deposited or called for under this Deposit Agreement.

     Section 5.04 Resignation and Removal of the Depositary; Appointment of Successor Depositary. (a) The Depositary may at any time resign as Depositary hereunder by having notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided. The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

     (b) In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000 or shall be an Affiliate of such bank or trust company. If a successor Depositary shall not have been so appointed within 60 days after delivery of such notice, the resigning or removed Depositary, at the expense of the Company, may petition any court of competent jurisdiction to appoint a successor Depositary. Every successor Depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the deposited Preferred Shares and any moneys or property held hereunder to such successor, and shall deliver to such successor a list of the record holders of all outstanding Receipts. Any successor Depositary shall promptly mail notice of its appointment to the record holders of Receipts.

     (c) Any corporation or association into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act, and notice thereof shall not be required hereunder. Such successor Depositary may execute the Receipts either in the name of the predecessor Depositary or in the name of the successor Depositary.

     Section 5.05 Corporate Notices and Reports. The Company agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the record holders of Receipts, in each case at the addresses furnished to it pursuant to Section 4.08, copies of all notices and reports (including financial statements) required by law, by the rules of any national securities exchange upon which the Preferred Shares, the Depositary Shares or the Receipts are included for quotation or listed or by the Company's Articles of Association (including the Special Resolutions adopted in accordance thereto) to be furnished by the Company to holders of deposited Preferred Shares and, if requested by the holder of any Receipt, a copy of this Deposit Agreement, the Articles of Association, the Memorandum of Association and the form of Preferred Shares. Such transmission will be at the Company's expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the record holders of Receipts at the Company's expense such other documents as may be requested by the Company.

     Section 5.06 Indemnification by the Company. The Company agrees to indemnify the Depositary, any Depositary's Agents, any Transfer Agent and any Registrar against, and hold each of them harmless from and against, any fee, loss, claim, penalty, fine, settlement, damages, judgment, liability, costs and expenses (including reasonable attorneys' fees and expenses) that may arise out of, or in connection with, its acting as Depositary, Depositary's Agent, Transfer Agent or Registrar, respectively, under this Deposit Agreement and the Receipts, except to the extent such liability shall have been finally determined by a court of competent jurisdiction to be a result of the willful misconduct, gross negligence or bad faith on the part of any such person or persons. The obligations of the Company set forth in this Section 5.06 shall survive any resignation or removal of any Depositary, Registrar, Transfer Agent or Depositary's Agent or termination of this Deposit Agreement.

     Section 5.07 Fees and Expenses. No fees and expenses of the Depositary or any Depositary's Agent hereunder shall be payable by any person, except as provided in this Section 5.07. The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of this Deposit Agreement. The Company shall also pay all fees and expenses of the Depositary, Registrar, Transfer Agent and Depositary's Agent in connection with the initial deposit of the Preferred Shares and the issuance of the Depositary Shares evidenced by the Receipts, any redemption of the Preferred Shares at the option of the Company and all withdrawals of the Preferred Shares by holders of Depositary Shares. All other transfer and other taxes and governmental charges shall be at the expense of holders of Depositary Shares. If a holder of Receipts requests the Depositary to perform duties not required under this Deposit Agreement, the Depositary shall notify the holder of the cost of the performance of such duties prior to the performance thereof. Such holder will be liable for the fees and expenses related to such performance. All other fees and expenses of the Depositary and any Depositary's Agent hereunder and of the Registrar and Transfer Agent (including, in each case, fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be promptly paid as previously agreed between the Depositary and the Company. The Depositary shall present its statement for fees and expenses to the Company every quarter or at such other intervals as the Company and the Depositary may agree.

                                   ARTICLE VI

                            AMENDMENT AND TERMINATION

     Section 6.01 Amendment. The form of the Receipts and any provision of this Deposit Agreement may at any time and from time to time be amended by written agreement between the Company and the Depositary in any respect that they may deem necessary or desirable; provided, however, that no such amendment (other than any change in the fees of any Depositary, Registrar or Transfer Agent) which would materially and adversely alter the rights of the holders of Receipts shall be effective unless such amendment shall have been approved by the holders of at least a majority of the Depositary Shares then outstanding, or, in the case of amendments affecting rights to receive dividends or distributions or voting or redemption rights, 66 2/3% of the Depositary Shares then outstanding. In no event shall any amendment impair the right, subject to the provisions of
Section 2.06 and Section 2.07 and Article III, of any holder of any Depositary Shares to surrender the Receipt evidencing such Depositary Shares with instructions to the Depositary to deliver to the holder the deposited Preferred Shares and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law. Every holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

     Section 6.02 Termination. (a) This Deposit Agreement may be terminated by the Company or the Depositary only if (i) all outstanding Depositary Shares shall have been redeemed pursuant to Section 2.03, (ii) there shall have been made a final distribution in respect of the deposited Preferred Shares in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Receipts entitled thereto or (iii) with the consent of owners representing not less than 66 2/3% of the Depositary Shares then outstanding. The party terminating this Deposit Agreement in accordance with the preceding sentence shall provide written notice of such termination to the Company or the Depositary, as the case may be.

     (b) Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary's Agent, the Transfer Agent and the Registrar under Sections 5.06 and 5.07.

                                  ARTICLE VII

                                  Miscellaneous

     Section 7.01 Counterparts. This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

     Section 7.02 Exclusive Benefit of Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

     Section 7.03 Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

     Section 7.04 Notices. (a) Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or telegram or facsimile transmission (confirmed by letter), addressed to the Company at 17 Woodbourne Avenue, Hamilton HM 08, Bermuda, facsimile No. 441.296.0087, to the attention of the Secretary, or at any other address of which the Company shall have notified the Depositary in writing.

     (b) Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram or facsimile transmission (confirmed by letter), addressed to the Depositary at:

                          Mellon Investor Services LLC
                          85 Challenger Road
                          Ridgefield Park, New Jersey 07660
                          Attention:  Relationship Administrator
                          Facsimile:  (201) 329-8967

                          With a copy to:

                          Mellon Investor Services LLC
                          85 Challenger Road
                          Ridgefield Park, New Jersey 07660
                          Attention:  General Counsel
                          Facsimile:  (201) 296-4004

                          or at any other address of which the Depositary shall have notified the Company in writing.

     (c) Any and all notices to be given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram or facsimile transmission (confirmed by letter), addressed to such record holder at the address of such record holder as it appears on the books of the Depositary or, if such holder shall have filed with the Depositary in a timely manner a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

     (d) Delivery of a notice to the Company or the Depositary sent by mail or by telegram or facsimile transmission shall be deemed to be effected at the time when written confirmation is received by the person or entity delivering such notice. The Depositary or the Company may, however, act upon any notice sent by mail, telegram or facsimile transmission received by it from the other or from any holder of a Receipt, notwithstanding that such notice shall not subsequently be confirmed as aforesaid.

     Section 7.05 Depositary's Agents. The Depositary may from time to time appoint Depositary's Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary will notify the Company of any such action.

     Section 7.06 Holders of Receipts Are Parties. The holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

     Section 7.07 Governing Law. This Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and constructed in accordance with, the laws of the State of New York, without regard to choice of law principles. The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Deposit Agreement or the transactions contemplated thereby. The Company irrevocably appoints ACE USA, Inc., 1133 Avenue of the Americas, 32nd Floor, New York, New York 10036 as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 7.04(a), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Deposit Agreement.

     Section 7.08 Inspection of Deposit Agreement. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during normal business hours at the Depositary's Office and the respective offices of the Depositary's Agents, if any, by any holder of a Receipt.

     Section 7.09 Headings. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereunto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

     IN WITNESS WHEREOF, the Company and the Depositary have duly executed this Deposit Agreement as of the day and year first above set forth and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

                            ACE LIMITED


                            By:
                               -------------------------------------------------
                               Name:
                               Title:




                            MELLON INVESTOR SERVICES LLC, as Depositary


                            By:
                               -------------------------------------------------
                               Name:
                               Title:

[DTC Receipts Legend] [Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.]

                                                                       Exhibit A
                                                        NUMBER DEPOSITARY SHARES


                    DEPOSITARY RECEIPT FOR DEPOSITARY SHARES,
                           REPRESENTING _____________
                  7.80% CUMULATIVE REDEEMABLE PREFERRED SHARES,
                            SERIES C, PAR VALUE $1.00


                                   ACE LIMITED

                                                                SEE REVERSE SIDE
                                                                  FOR ADDITIONAL
                                                                     INFORMATION

                INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS
                   THIS DEPOSITARY RECEIPT IS TRANSFERABLE IN
                              THE CITY OF NEW YORK

                                                                           CUSIP

     This certifies that __________ is the registered owner of __________ DEPOSITARY SHARES ("Depositary Shares"), each Depositary Share representing one-tenth (1/10) of one share of 7.80% Cumulative Redeemable Preferred Shares, Series C, par value $1.00, of ACE Limited, a Cayman Islands Company (the "Company"), and the same proportionate interest in any and all other property received by MELLON INVESTOR SERVICES LLC, as Depositary (the "Depositary") in respect of such shares of Preferred Shares and held by the Depositary under the Deposit Agreement dated as of May 30, 2003 (the "Deposit Agreement"), among the Company, the Depositary and all holders from time to time of Receipts. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, to all the rights, preferences and privileges of the Preferred Shares represented thereby, including the dividend, voting, liquidation and other rights contained in the Special Resolutions adopted by the special committee of the Board of Directors of the Company, copies of which are on file at the Depositary's Office.

     By accepting this Depositary Receipt the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary or, if applicable, countersigned by a Registrar in respect of the Depositary Receipts by the manual or facsimile signature of a duly authorized signatory thereof.

     This Receipt is continued on the reverse hereof and the additional provisions therein set forth for all purposes have the same effect as if set forth at this place.

Dated

Countersigned and Registered:

MELLON INVESTOR SERVICES LLC, as       MELLON INVESTOR SERVICES LLC, as
Registrar                              Depositary


By: ____________________________       By: __________________________________
     Authorized Signatory                   Authorized Signatory

                            (Form of Reverse Receipt)

                                   ACE LIMITED

     Depositary Receipts, of which this Receipt is one, are made available upon the terms and conditions set forth in the Deposit Agreement. The Deposit Agreement sets forth the rights of holders of Receipts and the rights and duties of the Depositary. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made.

     ACE LIMITED (THE "COMPANY") WILL FURNISH WITHOUT CHARGE TO EACH RECEIPT HOLDER WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A STATEMENT OR SUMMARY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF SHARES OR SERIES THEREOF WHICH THE COMPANY IS AUTHORIZED TO ISSUE AND OF THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. ANY SUCH REQUESTS IS TO BE ADDRESSED TO THE OFFICE OF THE SECRETARY OF THE COMPANY.

                               -----------------

     The following abbreviations, when used in the inscription on the face of this Receipt, shall be construed as though they were written out in full according to applicable laws or regulations.


TEN COM -  as tenants in common   UNIF GIFT MIN ACT - ________ Custodian _______
TEN ENT -  as tenants by the                           (Cust)            (Minor)
           entireties                          under Uniform Gifts to Minors Act
JT TEN  -  as joint tenants with
           right of survivorship                ________________________________
           and not as tenants in common                     (State)

     Additional abbreviations may also be used though not in the above list


For value received, ________________________________________________________
hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

______________________________________________________________ Depositary Shares
represented by the within Receipt, and do hereby irrevocably constitute and appoint

________________________________________________________________________________
Attorney to transfer the said Depositary Shares on the books of the within-named Depositary with full power of substitution in the premises.

Dated:  ___________________

                              __________________________________________________
                              NOTICE: The signature to this assignment must correspond with the name as written upon the face of this receipt in every particular, without alteration or enlargement or any change whatever.

Signature Guarantee*

_____________________________________

     *Signatures must be guaranteed by an "eligible guarantor institution" as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended. Guarantees by a notary public are not acceptable.


                                      A-3